UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   April 14, 2011

Presidential Realty Corporation
(Exact name of registrant as specified in its charter)

DELAWARE	1-8594	13-1954619
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

180 South Broadway, White Plains, New York		10605
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code  (914) 948-1300

No change since last Report
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

ITEM 1.01.	Entry into a Material Definitive Agreement and
ITEM 2.01.	Completion of Acquisition or Disposition of Assets

On April 14, 2011, Presidential Realty Corporation sold its nonrecourse loan in the outstanding principal amount of $12,075,000 (the “Consolidated Note”). The Consolidated Note is secured by all of the ownership interests in entities owning nine apartment properties (1,056 apartment units) located in Virginia and 75% of the ownership interests in entities owning nine additional apartment properties (931 apartment units) located in Virginia and North Carolina, all of which entities are affiliated with The Lightstone Group (“Lightstone”).  The carrying value of the $12,075,000 Consolidated Note on the Company’s consolidated balance sheet at December 31, 2010 was $2,074,994. The Consolidated Note was sold to another affiliate of Lightstone for $5,500,000 in cash pursuant to a Letter Agreement of Sale dated April 14, 2011, a copy of which is attached as Exhibit 99.2 and incorporated herein by reference.  In connection with the sale, Presidential paid a brokerage commission of $150,000 to a broker unaffiliated with either Presidential or Lightstone and incurred additional expenses of approximately $10,000.

Item 8.01.	Other Events.

On April 18, 2011, Presidential issued a press release announcing the sale of the Consolidated Note, a copy of which is attached as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01.	Financial Statements and Exhibits.

(d)           Exhibits

The following exhibits are filed herewith:

Exhibit	Description

99.1	Press Release dated April 18, 2011.

99.2	Letter Agreement of Sale dated April 14, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 19, 2011	PRESIDENTIAL REALTY CORPORATION

	By:	/s/ Jeffrey F. Joseph
Jeffrey F. Joseph
President

INDEX TO EXHIBITS

Exhibit No.                                                                    Description

99.1	Press Release dated April 18, 2011

99.2	Letter Agreement of Sale dated April 14, 2011.